SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 11, 2008, among American Casino & Entertainment Properties LLC, a Delaware limited liability company, as issuer (“ACEP”), American Casino & Entertainment Properties Finance Corp., a Delaware corporation, as co-issuer (“ACEP Finance” and, together with ACEP, the “Company”), the Guarantors and Wilmington Trust Company, as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an indenture, dated as of January 29, 2004 (as heretofore supplemented and currently in effect, the “Indenture”), providing for the issuance of the Company’s 7.85% Senior Secured Notes due 2012 (the “Notes”);

WHEREAS, this Supplemental Indenture sets forth certain proposed amendments to the Indenture (the “Proposed Amendments”) to (i) eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the Indenture, as set forth in Section 2 hereof, (ii) release the security interest in the collateral securing the Indenture, the Notes and the Note Guarantees, as set forth in Section 3(a) hereof (the “Collateral Release”), and (iii) release each Guarantor from its obligations under its Note Guarantee, as set forth in Section 3(b) hereof (the “Guarantor Release,” and, together with the Collateral Release, the “Releases”);

WHEREAS, the board of directors of American Entertainment Properties Corp., a Delaware corporation, the sole member of ACEP (“AEP”) has determined that it is in the best interests of AEP to authorize and approve the Proposed Amendments set forth in this Supplemental Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Proposed Amendments (other than the Proposed Amendments to effect the Releases) require the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (the “Requisite Consents”), and the Proposed Amendments to effect the Releases require the consent of Holders of at least 75% in aggregate principal amount of the then outstanding Notes (the “Release Consents”);

WHEREAS, ACEP has offered to purchase for cash (the “Offer”) any and all of the outstanding Notes and has solicited consents from Holders of the Notes to the Proposed Amendments, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of December 28, 2007 (together with any amendments, the “Statement”);

WHEREAS, the Offer is conditioned upon, among other things, the execution of a supplemental indenture providing for the Proposed Amendments;

WHEREAS, ACEP has received, pursuant to the Offer, the Requisite Consents with respect to the Proposed Amendments (other than the Proposed Amendments to effect the Releases) and the Release Consents with respect to the Proposed Amendments to effect the Releases, and all other conditions precedent, if any, provided for in the Indenture relating to the execution of this Supplemental Indenture, the release of the security interests in the Note Collateral under the Indenture, the Notes, the Note Guarantees and the Collateral Documents, and the release of the Guarantors under the Note Guarantees have been complied with as of the date hereof;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and the Guarantors and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company and the Guarantors have been duly performed and complied with; and

WHEREAS, pursuant to Section 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree, for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes, as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Amendments. The Proposed Amendments set forth in Section 2 hereof shall become operative, and the terms of the Indenture, the Notes and the Note Guarantees shall be amended, supplemented, modified or deleted hereby, in each case only upon the Payment Date (as defined herein).

(a) The following Sections of the Indenture, and any corresponding provisions in the Notes, are hereby deleted in their entirety and replaced with “[Intentionally Omitted.]”:

Indenture Section Reference	Caption
4.02	Maintenance of Office or Agency
4.03	Reports
4.04	Compliance Certificates
4.05	Taxes
4.06	Stay, Extension and Usury Laws
4.07	Restricted Payments
4.08	Dividend and Other Payment Restrictions Affecting Subsidiaries
4.09	Incurrence of Indebtedness and Issuance of Preferred Stock
4.10	Asset Sales
4.11	Transactions with Affiliates
4.12	Liens
4.13	Business Activities
4.14	Corporate Existence
4.15	Offer to Purchase Upon Change of Control
4.16	Event of Loss
4.17	Sale and Leaseback Transactions
4.18	Insurance
4.19	Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries
4.20	Additional Note Guarantees
4.21	Restrictions on Leasing and Dedication of Property
4.22	Designation of Restricted and Unrestricted Subsidiaries
4.23	Further Assurances

(b) Section 5.01 of the Indenture is hereby deleted in its entirety and restated as follows:

“ACEP shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not ACEP is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of ACEP taken as a whole, in one or more related transactions, to another Person, unless the Person formed by or surviving any such consolidation or merger (if other than ACEP) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of ACEP under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee.”

(c) Section 6.01 of the Indenture is hereby amended by deleting clauses (3), (4), (5), (6), (7), (8), (9), (10), (11) and (12) thereof.

(d) Section 8.04 of the Indenture is hereby deleted in its entirety and restated as follows:

“In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 thereof:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5) the Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

(6) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.”

(e) Certain definitions in the Indenture shall be deemed deleted when references to such definitions would be eliminated as a result of the amendments described herein; cross-references to provisions in the Indenture that have been deleted as a result of the Proposed Amendments shall be deemed deleted; and certain other changes to the Indenture of a technical or conforming nature shall be deemed made to the extent necessary to reflect the deletion of the provisions described herein. Any definitions used exclusively in the provisions of the Notes that are hereby deleted, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Notes, and all references in the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted as a result of the Proposed Amendments are hereby deleted in their entirety or revised to conform herewith, as the case may be.

  3. Release of Note Collateral and Release of Note Guarantees.

(a) In accordance with and subject to Section 10.03(b)(3) of the Indenture, the Note Collateral will be released from the Lien and security interest created by the Indenture and the Collateral Documents at such time as (but not before), (i) the Officer’s Certificate required by Section 10.03(b) shall have been delivered to the Collateral Agent, which the Company covenants to deliver prior to the Acceptance Date (as defined in the Statement), and the Trustee shall have been provided with a copy thereof, (ii) the Company shall have delivered to the Trustee all documents specified in Section 10.04 of the Indenture and an Opinion of Counsel as specified in Section 10.04(2) of the Indenture, which the Company covenants to deliver prior to the Acceptance Date, (iii) the applicable provisions of Article 10 of the Indenture and each of the Collateral Documents with respect to the release of the collateral thereunder shall have otherwise been complied with, (iv) the Collateral Agent shall have executed, delivered or acknowledged any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Note Collateral permitted to be released pursuant to the Indenture or the Collateral Documents, and the Trustee shall have been provided with copies thereof, and (v) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be included in the Opinion of Counsel provided under clause (ii) above) stating that all conditions to the release of the Note Collateral under the Indenture, Supplemental Indenture and the Collateral Documents have been satisfied. From and after such time, the provisions of Sections 10.01 and 10.02 of the Indenture shall be deemed to be repealed and of no further force or affect.

(b) In accordance with Section 11.05(d) of the Indenture, each Guarantor shall be released and relieved of any and all of its Obligations under its Note Guarantee at such time as (but not before) the Proposed Amendments shall become operative in accordance with Section 11 hereof. From and after such time, the provisions of Section 11.01 through Section 11.04 of the Indenture, and any notation of Note Guarantee executed and delivered by any Guarantor, shall be deemed to be repealed and of no further force or affect.

(c) Upon satisfaction of the conditions to the release of the Note Collateral as specified in clauses (i) through (v) of Section 3(a) above, the Trustee is hereby instructed to deliver to the Collateral Agent the certificates of the Trustee contemplated by Section 10.05 and Section 10.08 of the Indenture; provided, however, that the certificate pursuant to Section 10.08 of the Indenture shall not state that the Obligations of the Company under the Indenture and the Notes have been paid in full.

4. Effects of Supplemental Indenture. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every holder heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Supplemental Indenture shall be bound thereby.

           5. Existing Indenture Remains in Full Force and Effect.  Except as amended and supplemented by this Supplemental Indenture, all provisions in the Indenture shall remain in full force and effect.

           6. Conflict with Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act of 1939 (the “Act”) that is required under such Act to be part of and govern any provision of this Supplemental Indenture, the provision of such Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Act that may be so modified or excluded, the provision of such Act shall be deemed to apply to the Indenture as so modified or shall be deemed to be excluded by this Supplemental Indenture, as the case may be.

           7. Separability Clause.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           8. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

           9. Benefits of Supplemental Indenture, etc.  Nothing in this Supplemental Indenture, the Indenture, the Notes or the Note Guarantees, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture, the Notes or the Note Guarantees.

           10. Successors and Assigns.  All covenants and agreements in this Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

           11. Effectiveness.   This Supplemental Indenture shall become effective and binding on the Company, the Guarantors and the Trustee upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the Proposed Amendments shall become operative, and the terms of the Indenture shall be amended, supplemented, modified or deleted hereby, in each case only upon (i) satisfaction of the conditions to the release of the Note Collateral as specified in Section 3 above, (ii) the Company depositing with the Tender Agent (as defined in the Statement) in immediately available funds the Total Consideration or the Tender Offer Consideration, as applicable (each as defined in the Statement), together with accrued and unpaid interest payable up to but not including such time (the “Payment Date”) in respect of Notes accepted pursuant to the Offer and (iii) the Company paying in cash or other immediately available funds all outstanding fees and expenses of the Trustee owing under the Indenture and of the Collateral Agent, including payment of the fees and expenses of their counsel. If there is no Payment Date in accordance with the terms of the Statement, or any of the other foregoing conditions are not satisfied, then the Proposed Amendments set forth herein shall not become operative, and the terms of the Indenture shall not be amended, supplemented, modified or deleted hereby.

           12. Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

           13. Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

           14. Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           15. Counterparts.  This Supplemental Indenture may be executed in counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

129-133 WCA LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

CHICAGO AVENUE LV HOLDINGS LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

LV ACQUISITIONS LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

PITTSFIELD ASSOCIATES LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

FARRAGUT LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC

By:	American Entertainment Properties Corp., its sole member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

AMERICAN CASINO & ENTERTAINMENT PROPERTIES FINANCE CORP.

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

CHARLIE’S HOLDING LLC

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

FRESCA, LLC

By:	Charlie’s Holding LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE DEVELOPMENT, LLC

By:	Stratosphere Corporation, member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

By:	Arizona Charlie’s, LLC, member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

By:	Fresca, LLC, member

By:	Charlie’s Holding LLC, its sole member

By:	American Casino & Entertainment Properties LLC, its sole member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE CORPORATION

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE GAMING CORP.

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

ARIZONA CHARLIE’S, LLC

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE LEASING, LLC

By:	Stratosphere Corporation, its sole member

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE ADVERTISING AGENCY

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

STRATOSPHERE LAND CORPORATION

By:	/s/ Richard P. Brown
Name: Richard P. Brown
Title: President and Chief Executive Officer

WILMINGTON TRUST COMPANY, as Trustee

By:	/s/ Michael G. Oller, Jr.
Name: Michael G. Oller, Jr.
Title: Senior Financial Services Officer